UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         July 1, 2005
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 1, 2005, PURE’s Chief Financial Officer, Gary Brownell, has retired for health reasons. Mr. Brownell will continue to serve as a Director on the Board of Directors. PURE Bioscience has appointed Andrew J. Buckland as the new Chief Financial Officer.

Prior to joining PURE, as Vice President of Finance at Cardionet, Inc. Mr. Buckland was responsible for all finance and accounting functions for a venture capital funded healthcare corporation providing real-time cardiac monitoring services. Mr. Buckland previously served as Chief Financial Officer and as Chief Accounting Officer of Advanced Tissue Sciences, a public biotechnology company based in San Diego. He has also served in senior financial management positions at BAX Global in Irvine, California, at the European Region headquarters of United Parcel Service (UPS), and at Bristol-Myers Squibb in the United Kingdom. He earned an MBA from the University of California, Irvine and a BA (with Honors) from the University of the West of England Business School.

Mr. Buckland will earn a salary of $175,000 per year. No family relationships or related transactions exist between Mr. Buckland and PURE Bioscience, its directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: July 5, 2005

/s/ MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer